UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):          April 13, 2004
                                                      -------------------

                           SECOND STAGE VENTURES, INC.
             (Exact name of registrant as specified in its charter)

        Nevada                    000-32903                 98-0233859
------------------------          ---------             ------------------
(State of incorporation)   (Commission file number)     (I.R.S. Employer
                                                       Identification No.)

                           92 Welk Lane, Windward Road
                     Providenciales, Turks & Caicos Islands
                               British West Indies
                    ----------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code:  (649) 231-2250

                                 Not Applicable
             ------------------------------------------------------
             (Former name or address, if changed since last report)


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ITEM 5.  OTHER EVENTS

Second Stage Ventures, Inc. (the "Registrant") has notified Nova Electric Systems Inc. ("Nova") that the Registrant will not grant any further extensions to the letter of intent entered into between the Registrant and Nova on January 5th, 2004 (the "Letter") as reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7th, 2004. The Letter specified the terms and conditions upon which the Registrant would agree to acquire 100% of the issued capital of Nova. The Letter was initially amended as reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30th, 2004 (the "First Amendment") and subsequently amended again on February 16th, 2004 as reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17th, 2004 (the "Second Amendment").

The Registrant has also received 60 days notice of termination from Thomas Edward Barton Chown ("Chown"), a consultant retained by the Registrant pursuant to the terms of a Consulting Agreement dated March 2nd, 2004 (the "Agreement") as reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5th, 2004. Chown's responsibilities under the Agreement were to advise the Registrant with regard to certain procedural and financial issues in connection with the Letter and amendments thereto. As a result of his withdrawal from the Agreement prior to completion of the Registrant's acquisition of Nova and an initial round of financing, Chown will forfeit all entitlement to his right to purchase 4% of the total outstanding common stock of the Registrant as calculated on a fully diluted basis as of the date of final closing of the Registrant's initial round of financing.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


Date   April 13th, 2004                           /s/ Zennie Morris
    --------------------------               -----------------------------------
                                             Zennie Morris, President & Director


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